UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 2, 2014

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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering Drive
Suite 201
Houston, TX 77057
(Address of principal executive offices, including zip code.)

(888) 473-5150
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 2, 2014, through our subsidiary, VitaminFIZZ, LLC. (“VF”), we entered into a Sales and Marketing Agency Agreement (the “Agreement”) with Advantage Sales and Marketing, LLC (“Broker”), a California Limited Liability Company (“Advantage”) giving Advantage the exclusive right to act as VF’s agent for solicitation of sales of VitaminFIZZ ® to retailers and distributors in the territory of Southern California and Nevada.  The agreement calls for a retainer fee of $5,000 per month for the first twelve months and then 5% commission on net sales thereafter.  The agreement is on a month to month basis and maybe terminated with 90 day advance written notice.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

On December 10, 2014, we issued the attached press release that included a description of the agreement.  A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

 EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith

10.1	Sales and Marketing Agency Agreement with Advantage Sales and Marketing, LLC				X

99.1	Press Release, dated December 10, 2014				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINERCO RESOURCES, INC.

Dated: December 10, 2014	By:	/s/ V. Scott Vanis
V. Scott Vanis